Registration No. 33-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                           SCHULTZ SAV-O STORES, INC.
             (Exact name of registrant as specified in its charter)

             Wisconsin                                       39-0600405
   (State or other jurisdiction                            (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

                 2215 Union Avenue
               Sheboygan, Wisconsin                               53081
     (Address of principal executive offices)                   (Zip Code)


                           Schultz Sav-O Stores, Inc.
                           1995 Equity Incentive Plan
                            (Full title of the plans)

                              ____________________

                               James H. Dickelman
                           Schultz Sav-O Stores, Inc.
                                2215 Union Avenue
                           Sheboygan, Wisconsin  53081
                                 (414) 457-4433
                      (Name, address and telephone number,
                    including area code, of agent for service)
                           __________________________

                         CALCULATION OF REGISTRATION FEE

                                    Proposed      Proposed
                                    Maximum       Maximum
        Title of        Amount      Offering     Aggregate      Amount of
     Securities to      to be        Price       Offering     Registration
     be Registered    Registered   Per Share       Price           Fee

    Common Stock,      250,000     $21.50(1)   $5,375,000(1)      $1,854
    $0.05 par          shares
    value

    Common Stock       250,000        (2)           (2)            (2)
    Purchase Rights     rights

   (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Schultz Sav-O Stores, Inc. Common Stock on the Nasdaq National Market on
            May 16, 1995.

   (2) The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.


                        _________________________________

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed with the Commission by Schultz Sav-O Stores, Inc. (the "Company") are hereby incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994, which includes certified financial statements as of and for the year ended December 31, 1994.

             2. All other reports filed since December 31, 1994 by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

             3. The description of the Company's Common Stock contained under the Section entitled "Description of Capital Stock" in the Company's Form S-2 Registration Statement No. 33-27171, dated March 22, 1989, and any amendments or reports filed by the Company for the purpose of updating such description.

             4. The description of the Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, dated December 21, 1988, and any amendments or reports filed for the purpose of updating such description, including the amendment to the description of the Rights contained in Item 1 of the Form 8 Amendment to the Form 8-A Registration Statement, dated as of February 20, 1989 and the Letter dated June 30, 1992 appointing Firstar Trust Company as the successor rights agent under the Rights Agreement.

             All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Bernard S. Kubale, a Director of the Company, is a partner at Foley & Lardner, which serves as the Company's general counsel.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             The Company's By-Laws contain similar indemnification provisions as to directors and officers of the Company.

             The Company has entered into individual indemnity agreements with its directors and certain officers. Generally, the agreements state that the director or officer who is a party thereto shall be indemnified against expenses, amounts paid in settlement and judgments, fines, penalties and/or other amounts incurred with respect to any threatened, pending or completed proceeding (including, without limitation, proceedings brought under and/or predicated upon the Securities Act and/or the Exchange Act), unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constitutes (i) a willful failure to deal fairly with the Company or its shareholders; (ii) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. In addition, with respect to the indemnification of settlement amounts, the Company will not indemnify a director or officer for amounts paid in settlement without the Company's written consent.

             Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

             The Company maintains an insurance policy which indemnifies its officers and directors against certain liabilities.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

    Exhibit No.                      Exhibit

    (4.1)              Schultz Sav-O Stores, Inc. 1995
                       Equity Incentive Plan

    (4.2)              Restated Articles of
                       Incorporation, as amended
                       [Incorporated by reference to
                       Exhibit 3.1 to the Company's
                       Annual Report on Form 10-K for
                       the year ended December 31,
                       1988]

    (4.3)              Rights Agreement dated December
                       20, 1988 between the Company and
                       First Bank (N.A.), Milwaukee,
                       Wisconsin [Incorporated by
                       reference to Exhibit 4 to
                       Company's Current Report on
                       Form 8-K dated December 21,
                       1988]

    (4.4)              Amendment to Rights Agreement
                       dated February 2, 1989 between
                       the Company and First Bank
                       (N.A.), Milwaukee, Wisconsin
                       [Incorporated by reference to
                       Exhibit 2 to the Company's Form
                       8 dated February 20, 1989]

    (4.5)              Letter dated June 30, 1992
                       constituting appointment of
                       Firstar Trust Company (f/k/a
                       First Wisconsin Trust Company)
                       as the successor rights agent
                       under the Rights Agreement dated
                       December 20, 1988, as amended
                       [Incorporated by reference to
                       the Company's Annual Report on
                       Form 10-K dated March 31, 1994]

    (5)                Opinion of Foley & Lardner

    (23.1)             Consent of Arthur Andersen LLP

    (23.2)             Consent of Foley & Lardner
                       (contained in Exhibit 5 hereto)

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sheboygan, State of Wisconsin, on May 10, 1995.

                                      SCHULTZ SAV-O STORES, INC.



                                      By:  /s/ John H. Dahly
                                           John H. Dahly
                                           Executive Vice President and
                                           Chief Financial Officer

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signatures                        Title                Date



    /s/ James H. Dickelman        Chairman of the Board,   May 10, 1995
    James H. Dickelman            Chief Executive Officer
                                  and Director (principal
                                  executive officer)

    /s/ John H. Dahly             Executive Vice           May 10, 1995
    John H. Dahly                 President, Chief
                                  Financial Officer and
                                  Director (Principal
                                  Financial and
                                  Accounting Officer)


    /s/ Howard C. Dickelman
    Howard C. Dickelman                   Director         May 10, 1995



    /s/ Thomas H. Fox                     Director         May 10, 1995
    Thomas H. Fox


    /s/ Bernard S. Kubale                 Director         May 10, 1995
    Bernard S. Kubale



    /s/ Martin Crneckiy, Jr.              Director         May 10, 1995
    Martin Crneckiy, Jr.



    /s/ R. Bruce Grover                   Director         May 10, 1995
    R. Bruce Grover


    /s/ Michael R. Houser                 Director         May 10, 1995
    Michael R. Houser

                                  EXHIBIT INDEX

    Exhibit No.                      Exhibit


    (4.1)              Schultz Sav-O Stores, Inc. 1995
                       Equity Incentive Plan

    (4.2)              Restated Articles of
                       Incorporation, as amended
                       [Incorporated by reference to
                       Exhibit 3.1 to the Company's
                       Annual Report on Form 10-K for
                       the year ended December 31,
                       1988]

    (4.3)              Rights Agreement dated December
                       20, 1988 between the Company and
                       First Bank (N.A.), Milwaukee,
                       Wisconsin [Incorporated by
                       reference to Exhibit 4 to
                       Company's Current Report on
                       Form 8-K dated December 21,
                       1988]

    (4.4)              Amendment to Rights Agreement
                       dated February 2, 1989 between
                       the Company and First Bank
                       (N.A.), Milwaukee, Wisconsin
                       [Incorporated by reference to
                       Exhibit 2 to the Company's Form
                       8 dated February 20, 1989]

    (4.5)              Letter dated June 30, 1992
                       constituting appointment of
                       Firstar Trust Company (f/k/a
                       First Wisconsin Trust Company)
                       as the successor rights agent
                       under the Rights Agreement dated
                       December 20, 1988, as amended
                       [Incorporated by reference to
                       the Company's Annual Report on
                       Form 10-K dated March 31, 1994]

    (5)                Opinion of Foley & Lardner

    (23.1)             Consent of Arthur Andersen LLP

    (23.2)             Consent of Foley & Lardner
                       (contained in Exhibit 5 hereto)